EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SourceForge, Inc.
Mountain View, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92409; 333-92391; 333-38768; 333-38766; 333-38874; 333-59096; 333-71944; 333-101965; and 333-116778) of SourceForge, Inc. of our reports dated October 8, 2007, relating to the consolidated financial statements and financial statement schedule and the effects of the adjustments to the consolidated financial statements for the year ended July 31, 2005 to retrospectively apply the change as discussed in Note 11 to the consolidated financial statements, and the related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of SourceForge, Inc.’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ Stonefield Josephson, Inc.

San Francisco, California
October 8, 2007